Exhibit 16


  SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATION
                     (UNAUDITED)

Calvert New World Fund, Inc.
Calvert New Africa Fund

Average Annual Total Return (maximum sales load deducted)

Computation of the total return of Calvert New
World Fund, Inc., Calvert New Africa Fund, for the one year period ended March 31, 1997, and for the period from inception (April 12, 1995) to March 31,
1997.


1 Year                   P(1  + T)n   = ERV

                         P = $1000

                         T = ERV/P - 1

                         n = 1 year

                        ERV = $1027.62 from 4/1/96 to 3/31/97


                       T = ($1027.62/$1000.00) - 1 =.02760 = 2.76%


From Inception         P(1 + T) n  = ERV

                       P = $1000

                       T = ERV/P - 1

                       n = from inception

                      ERV = $1013.90 from 4/21/95 to 3/31/97


                      T = ($1013.90/$1000.00) - 1 = .01390 = 1.39%
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  SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATION
                     (UNAUDITED)

Calvert New World Fund, Inc.
Calvert New Africa Fund

Average Annual Total Return (no sales load deducted)

Non-standardized return (which does not reflect the deduction of the sales charge) for the one year period ended March 31, 1997, and for the period from inception (April 12, 1995) to March 31, 1997.


1 Year                  P(1  + T)n  + =
ERV*

                        P = $1000

                        T = ERV/P - 1

                        ERV =  $1054.17 from 4/1/96 to 3/31/97
                              (on a $1000 investment, no sales load)


                        T = $1054.17/$1000.00) - 1 = .05417 = 5.42%


From Inception          P(1 + T) n  = ERV

                        P = $1000

                        T = ERV/P - 1

                        n = 1 year (from inception)

                        ERV = $1027.10 from 4/12/95 to 3/31/97
                              (on a $1000 investment, no sales load)


                        T = ($1027.10/$1000.00) - 1 = .02710= 2.71%

*Less 2% redemption fee if the redemption is made within 2 years of the purchase.